SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2003

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                        1-11596                    58-1954497
 (State or other                 (Commission File              (IRS Employer
 jurisdiction of                     Number)                 Identification No.)
 incorporation)

1940 N.W. 67th Place, Suite A, Gainesville, Florida                32653
 (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code      (352) 373-4200

                                 Not applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On February 24, 2002, East Tennessee Materials and Energy Corporation ("M&EC"), a subsidiary of Perma-Fix Environmental Services, Inc., commenced legal proceedings against Bechtel Jacobs Company, LLC, in the chancery court for Knox County, Tennessee, seeking payment from Bechtel Jacobs of approximately $4.3 million in surcharges relating to certain wastes that were treated by M&EC during 2001 and 2002.

M&EC is operating primarily under three subcontracts with Bechtel Jacobs, which were awarded under contracts between Bechtel Jacobs and the U. S. Department of Energy. M&EC and Bechtel Jacobs have been discussing these surcharges under the subcontracts for many months.

In 2002, the revenues generated by M&EC under the subcontracts with Bechtel Jacobs represented approximately 11.5% of Perma-Fix's 2002 total revenues. As of the date of this release, Bechtel Jacobs continues to deliver waste to M&EC for treatment and disposal, and M&EC continues to accept such waste. Although Perma-Fix does not believe that this lawsuit will have a material adverse effect on its operations, Bechtel Jacobs could terminate the subcontracts with M&EC, as the subcontracts may be terminated at any time by either party.

This report contains "forward-looking statements" which are based largely on Perma-Fix's expectations and are subject to various business risks and uncertainties, certain of which are beyond Perma-Fix's control. Forward-looking statements include, but are not limited to, the information concerning possible or assumed future results of operations of Perma-Fix and the effect the lawsuit will have on Perma-Fix's operations and the term of the subcontracts. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While Perma-Fix believes the expectations reflected in this report are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this report, including without limitation, the ability of Bechtel Jacobs and Perma-Fix to terminate the subcontracts at any time. Perma-Fix makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PERMA-FIX ENVIRONMENTAL
                                               SERVICES, INC.


                                               By:/s/ Richard T. Kelecy
                                                   -----------------------
                                                   Richard T. Kelecy
                                                   Chief Financial Officer
Dated:  March 7, 2003.


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